Exhibit 10.42

                                 PROMISSORY NOTE

$175,000                          Dallas, Texas                 February 7, 2006


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of On Call Medical Waste Service, Ltd., a Texas limited partnership (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount (the "Principal Amount") of $175,000, with simple interest at the rate of 12.0%.

         1. This Promissory Note (the "Note") shall be due and payable in monthly installments of interest only beginning March 7, 2006 with the final installment of principal and accrued interest due on January 31, 2007 (the "Maturity Date") provided further, however, that if a payment date hereunder should fall on a Saturday, Sunday, or bank holiday, then such payment date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee.

         2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of 10 calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 14% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

         3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

         4. Except as expressly set forth in Section 1 hereof, the Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

         5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

         6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted


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under applicable law, (a)  characterize any nonprincipal  payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

         7. Payee shall be entitled to assign all or a portion of this Note to an Affiliate (as such term is defined in the Asset Purchase Agreement dated of even date herewith by and between Maker and Payee) without the consent of Maker. Maker shall reissue the Note to the transferee(s) upon receipt of written notice of the transfer and evidence of transferee(s)' status as an Affiliate.

         8. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


            EXECUTED effective as of the date first set forth above.

                                            MAKER:

                                            MedSolutions, Inc.

                                            By: /s/ Matthew H. Fleeger
                                               ---------------------------------
                                               Matthew H. Fleeger, President/CEO



                                            ACCEPTED BY:



                                            On Call Medical Waste, LTD


                                            By: /s/ Dwight Strouse
                                               ---------------------------------
                                               Dwight Strouse, General Partner